As filed with the Securities and Exchange Commission on May 16, 2005

Registration No. 333-31960

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Zamba Solutions LLC

(Formerly Known As Zamba Corporation)
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3584201 (I.R.S. Employer Identification Number)

205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(312) 228-4500
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Philip J. Downey, Esq.
Secretary
Zamba Solutions LLC
205 North Michigan Avenue
Suite 1500
Chicago, Illinois 60601
(312) 228-4500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy To:
Richard E. Robbins, Esq.
Sidley Austin Brown & Wood LLP
Bank One Plaza
10 South Dearborn Street
Chicago, Illinois 60603
(312) 853-7000

     Approximate date of commencement of proposed sale of the securities to the public: Securities being withdrawn from registration.

     If only the securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☑

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     This Post-Effective Amendment No. 1 to Registration Statement No. 333-31960 is being filed by Zamba Solutions LLC (formerly known as Zamba Corporation) to remove from registration under the Securities Act of 1933, as amended, the securities which remain unsold pursuant to such Registration Statement on the date of this filing. No further offering of such securities will be made.

SIGNATURES

SIGNATURES

     Pursuant to the requirements of the Securites Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 16th day of May, 2005

ZAMBA SOLUTIONS LLC (formerly known as Zamba Corporation)

By:	/s/ Philip J. Downey

Name: Title:	Philip J. Downey Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Michael R. Gorsage	President (Principal Executive Officer)	May 16, 2005

Michael R. Gorsage

/s/ Sandor Grosz	Treasurer (Principal Financial and	May 16, 2005

Sandor Grosz	Principal Accounting Officer)

Technology Solutions Company	Sole Member of Zamba Solutions LLC, a member-managed limited liability company	May 16, 2005

By: /s/ Philip J. Downey

Name: Philip J. Downey Title: Vice President — General Counsel & Corporate Secretary